Exhibit 99

HILL-ROM REPORTS FIRST QUARTER REVENUE OF $350 MILLION
AND ANNOUNCES FURTHER ACTIONS
TO ADDRESS CHALLENGING ECONOMIC ENVIRONMENT

•	Worldwide sales increased 2.6 percent in spite of pressure on North American capital sales.

•	Further cost savings from consolidation of some operations, voluntary early retirement program and additional organizational restructuring will reduce company’s U.S. workforce by about 6 percent resulting in estimated savings of $12 to $14 million and a special charge of $7 to $10 million.

•	Strategic priorities remain unchanged and reflect focus on growth.

BATESVILLE, Ind. (January 14, 2009) – Hill-Rom (NYSE:HRC) announced today revenue for the first fiscal quarter of $350 million, an increase of 2.6 percent versus the first quarter of fiscal 2008. North America capital sales, exclusive of Liko, declined 10.3 percent, reflecting the significant and rapid contraction in provider capital budgets. North America rental revenues increased nearly 5 percent, and International / Surgical revenue growth of 17.1 percent, including Liko, remained strong as anticipated (13.5 percent on a constant currency basis without Liko). Liko worldwide sales totaled $17.2 million during the quarter. Further financial information and perspectives on the outlook for the remainder of the year will be provided during the company’s first quarter earnings report scheduled for February 5, 2009.

“The balance we have sought to build into our business helped us achieve a solid sales outcome for the quarter, in spite of the weakening we observed during the last half of the quarter,” said Peter H. Soderberg, president & CEO. “As other firms and analysts have reported, we are seeing, and expect to continue to see, material reductions in capital spending by U.S. hospitals. While our therapy rental business is performing well and as anticipated, we are reacting to this softening environment by taking a number of actions to better balance our capacity with demand, as well as to continue to reduce the cost structure of our business. These additional actions are confined to the U.S., as we are not yet experiencing noticeable contractions in international provider capital budgets.”

Among the additional actions being announced today to more aggressively manage the company’s cost structure are: 1) Consolidation of certain manufacturing and selected back office operations; 2) Redeployment of U.S. sales and service resources to increase our customer presence and support; 3) Further reduction in non-sales, non-R&D discretionary spending; 4) A voluntary early retirement program, 5) Involuntary job eliminations to reflect lower capital equipment demand and productivity improvements.

Today’s actions related to the workforce are aimed at resizing the company’s U.S.-based workforce and may impact approximately 450 people. However, as a result of restructuring, consolidations and the need to relocate certain positions, the net reduction in positions is expected to be approximately 300 positions. This process follows a workforce streamlining initiative that took place in the fourth quarter of fiscal year 2008 that focused on global salaried positions and resulted in 160 position eliminations.

To mitigate the impact of the resizing effort, a Voluntary Early Retirement Program is being offered to eligible associates who meet certain requirements. It is anticipated that the eliminations and operational consolidations will result in approximately $12 to $14 million in annual savings, about half of which is related to volume declines.

The company expects to incur a special charge related primarily to severance, early retirement benefits, and other costs associated with the consolidation of certain operations of approximately $7 to $10 million over the second and third quarters. There may be additional special charges related to the impairment of assets, lease terminations and possible pension and health care plan costs. The decision to adjust the organizational structure and further streamline the operation, was approved by Hill-Rom’s Board of Directors on Tuesday, January 13.

Measures put into place today include the consolidation of current patient support manufacturing operations from the company’s Charleston, S.C. facility to its Batesville, Ind. operations and to some outside suppliers. In addition, a number of Post Acute Care Accounts Receivable positions will be consolidated to create one Center of Excellence at the company’s St. Paul, Minn. site. Finally, the Batesville operations will eliminate a number of positions in response to lowered demand for hospital capital items and as a result of ongoing productivity enhancements. Associates who are affected by the position eliminations will receive enhanced severance packages, including ongoing health care benefits and outplacement services.

“These are painful decisions, particularly because they directly affect our dedicated associates during these challenging times; however, I want to reiterate the company’s commitment to stay the course on our strategy and maintain our investments in selling and new product development,” said Soderberg.

Hill-Rom will report on its first quarter earnings on February 5, 2009, providing more financial details and perspectives on the future outlook at that time.

ABOUT HILL-ROM

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward-Looking Statements

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large group purchasing organizations, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced or future strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the recent spin-off of the funeral service business, failure to realize the anticipated benefits of the spin-off, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, adverse changes in global economic conditions or disruptions of credit markets, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007, its Current Report on Form 8-K filed with the SEC on March 17, 2008, and the Annual Report on Form 10-K for the year ended September 30, 2008, all previously filed. The Company assumes no obligation to update or revise any forward-looking statements.